RYVYL INC.
3131 CAMINO DEL RIO NORTH
SUITE 1400
SAN DIEGO, CA 92108

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on March 25, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RVYL2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on March 25, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83528-S31668 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RYVYL INC.

The Board of Directors unanimously recommends you vote FOR each of proposals 1, 2, and 3.	**For**	**Against**	**Abstain**
1. To approve the Merger Agreement and thereby approve the transactions contemplated thereby, including the Merger, the issuance of the Merger Shares, the assumption of the RTB equity incentive plans and outstanding awards, the RTB convertible notes, and the change of control resulting from the Merger.	☐	☐	☐
2. To approve an amendment to the Ryvyl Amended and Restated Articles of Incorporation, as amended, to effect the change of name of Ryvyl Inc. to "RTB Digital, Inc."	☐	☐	☐
3. To consider and vote upon an adjournment of the Ryvyl special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

V83529-S31668

RYVYL INC.
Special Meeting of Stockholders
March 26, 2026 at 4:00 PM Eastern Time/1:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s), revoking all prior proxies given in connection herewith, hereby appoint(s) Brett Moyer and George Oliva, or either of them, as true and lawful attorney in-fact and proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock or preferred stock, as applicable, of RYVYL Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 4:00 PM Eastern Time/1:00 PM Pacific Time on March 26, 2026, at www.virtualshareholdermeeting.com/RVYL2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side